                                                                    EXHIBIT 99.1
================================================================================

FOR IMMEDIATE RELEASE



                          HOUSTON EXPLORATION ANNOUNCES
                       ADDITIONAL HEDGES FOR 2002 AND 2003

HOUSTON, TEXAS - MARCH 20, 2002 - The Houston Exploration Company (NYSE:THX) today announced additions to its 2002 and 2003 natural gas hedging program.

2002 HEDGING UPDATE

Houston Exploration has hedged an additional 20,000 MMBtu/d of the Company's 2002 production for the period April through December 2002. These new hedges are in the form of costless collars with an average floor of $2.99 per MMBtu and an average ceiling price of $3.60 per MMBtu. With these additions, the Company's composite average floor price for all hedged volumes April through December of 2002 is $3.39 per MMBtu with a weighted average ceiling price of $4.80 per MMBtu on a total volume of 190,000 MMBtu/d.

2003 HEDGING UPDATE

Houston Exploration has hedged an additional 20,000 MMBtu/d of the Company's 2003 annual production. These new hedges are in the form of costless collars with a floor of $3.30 per MMBtu and a ceiling of $4.07 per MMBtu. The Company already has in place for 2003, swaps on 40,000 MMBtu/d at a price of $3.19 per MMBtu. The Company's hedging strategy is part of the corporate risk management program and is being used to achieve a more predictable cash flow while providing the Company with pricing upside.

The Houston Exploration Company (NYSE: THX) is a Houston-based independent natural gas and oil company engaged in the exploration, development and acquisition of domestic natural gas and oil properties. The Company's offshore properties are located in the Gulf of Mexico and its onshore properties are located in South Texas, the Arkoma Basin, South Louisiana, East Texas, and West Virginia. Information on the Company can be found on the company's web site at (www.houstonexploration.com).

NOTE: THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES LITIGATION REFORM ACT THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING PRICE VOLATILITY, DEVELOPMENT, OPERATIONAL, IMPLEMENTATION AND OPPORTUNITY RISKS, AND OTHER FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PUBLICLY AVAILABLE SEC REPORTS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPECTED.

CONTACT:  KERRY L. THORNHILL-HOUSTON
          713/830-6887